Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Elizabeth Owen
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com

LEVI STRAUSS & CO. INTRODUCES PLAN TO ACCELERATE GROWTH, PROFITABILITY AND
CAPITAL RETURNS TO SHAREHOLDERS

•2027 net revenue of $9 billion to $10 billion reflecting 6-8% organic annual growth
•Adjusted EBIT margin expansion to 15% by 2027
•To expand DTC to 55% of total revenue, triple ecommerce sales by 2027
•Board of Directors approves $750 million share repurchase authorization
•Company reaffirms annual guidance

SAN FRANCISCO (June 1, 2022) – Levi Strauss & Co. (NYSE: LEVI) will host an Investor Day today at its New York City Showroom, featuring presentations by members of the leadership team that will review the company’s key growth drivers, long-term strategic priorities and updated growth targets. The company will also reaffirm expectations for fiscal 2022 for net revenue growth of 11% to 13% compared to FY 2021 to between $6.4 billion and $6.5 billion and adjusted diluted EPS of $1.50-to-$1.56.
“We are emerging from the pandemic a much stronger, more profitable company than we were at the time of our IPO in 2019, having made meaningful progress on executing our strategy and diversifying our portfolio,” said Chip Bergh, president and chief executive officer of Levi Strauss & Co. “We are entering this next phase of growth with strong momentum, proven execution and a bold strategy to increase profitable top-line growth annually by 6-8%, growing our direct-to-consumer business to 55% of revenue, and nearly doubling the women’s business.”
Senior executives will provide an update on the company’s long-term growth strategy, which is designed to propel the company toward its goal to achieve $9 billion to $10 billion in revenues and 15% adjusted EBIT margin by 2027. By advancing its most impactful growth drivers – Brand Led, Direct to Consumer (DTC) First and Diversify the Portfolio, the company plans to accelerate revenue growth and profitability, while increasing reinvestment and capital returns to create significant value for all its stakeholders.
Brand Led: The company will elevate and strengthen the Levi’s® brands (which include Signature by Levi Strauss & Co.TM and Denizen®), Dockers® and Beyond Yoga® by more effectively integrating product, design, marketing and consumer in-store experiences with a global vision executed consistently across all markets. This is expected to support targeted revenue growth for the Levi’s® brands of approximately $2 to $2.5 billion and for Dockers® and Beyond Yoga® combined revenue to approach $1 billion by 2027.
DTC First: The company will accelerate investment in stores, online platforms and other digital capabilities, while creating an integrated omnichannel shopping experience, which is expected to profitably drive this channel to 55% of annual net revenues by 2027 while tripling the ecommerce business.
Diversify the Portfolio: The company will further capitalize on the substantial opportunity to amplify each brands’ reach and grow share across geographies, categories, genders and channels. The company expects to nearly double both the women’s and tops revenue by 2027.

To support this growth, the company will continue to invest in digital, data and AI capabilities as drivers of business performance, focused on increasing consumer loyalty, facilitating speed to market timelines and improving profitability. As part of this digital transformation, the company will also continue to upgrade its enterprise resource planning system and automate and digitize key processes, while seamlessly linking its own enterprise systems, to create a more simplified, productive work environment.
Long-Term Financial Targets
“Execution of our strategy is expected to accelerate top-line growth and adjusted EBIT margin expansion to 15% over the next five years, and we have proven we can execute in both good and tough times,” said Chief Financial Officer Harmit Singh, “We believe our strong profitable growth and return on invested capital will generate ample free cash flow to fund investments in our business and to drive higher shareholder returns with an annual target of 10-12%.”
At the Investor Day, the company will introduce an accelerated five-year growth algorithm for the period from fiscal year 2022 to fiscal year 2027, including:
•6-8% annual net revenue growth up from prior targets of 4-6%.
•Adjusted EBIT margin improvement to 15%.
•Commitment to increasing shareholder returns through a new dividend payout target and recently approved share repurchase program of $750 million.
Share Repurchase Program
Under the terms of the share repurchase program, the company may purchase shares of its Class A Common Stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans. The timing and actual number of shares repurchased will depend on a variety of factors, including stock price, trading volume, market conditions, corporate and regulatory requirements, and other general business considerations. The share repurchase program does not have an expiration date.
Webcast and Materials
The live event will be available via webcast at the company’s investor relations website, investors.levistrauss.com. Presentation slides and a recording of the event will also be available on the investor section of the company’s website after the conclusion of the Investor Day.
About Levi Strauss & Co.
Levi Strauss & Co. (LS&Co.) is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The Company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Signature by Levi Strauss & Co.™, Denizen®, Dockers® and Beyond Yoga® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,100 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2021 net revenues were $5.8 billion. For more information, go to http://levistrauss.com, and for financial news and announcements go to http://investors.levistrauss.com.
Forward Looking Statements
This press release contains, in addition to historical information, forward-looking statements, including statements related to: our future business expectations, products, strategies, and goals, including our future financial, strategic, and operating performance and our long-term goals and targets; future financial results, including profits and profitability, revenues, adjusted EBIT margins, adjusted diluted EPS, gross margins, and cashflow from operations; investments in high growth initiatives; future dividend payments; future share repurchases; future shareholder return; and efforts to diversify product categories, distribution channels and geographically, and the related revenue projections. The company has based these forward-looking statements on its current assumptions, expectations, estimates, and projections about future events, and are contingent on many factors, including, among other things, market conditions and our execution. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal year 2021 and its Quarterly Report on Form 10-Q for the quarter ended February 27, 2022, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as adjusted EBIT margin and adjusted diluted EPS to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors not to rely on any single financial measure to evaluate its business. A reconciliation of non-GAAP forward looking information to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the challenge in quantifying various items including but not limited to, the effects of foreign currency fluctuations, taxes, and any future restructuring, restructuring-related, severance and other charges.
Source: Levi Strauss & Co. Investor Relations
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